PROSPECTUS ADDENDUM Dated June 19, 2019 Filed Pursuant to Rule 424(b)(5) Registration Statement No. 333-231751

PROSPECTUS ADDENDUM

The Toronto-Dominion Bank

Senior Debt Securities

When The Toronto-Dominion Bank (“TD”) initially offered your senior debt securities (the “Securities”), TD prepared a preliminary pricing supplement and/or a free writing prospectus (each, a “preliminary offering document”) and a prospectus supplement or a product prospectus supplement dated as of various dates (each; an “applicable supplement”), each of which supplements and forms part of the offering documents relating to your Securities.

This prospectus addendum supplements the preliminary offering document(s) relating to your Securities, which reference a “base” prospectus dated June 30, 2016 and an applicable supplement. TD filed a new registration statement on June 18, 2019, which was declared effective by the Securities and Exchange Commission on such date, and filed (i) a new “base” prospectus dated June 18, 2019 and (ii) a new applicable supplement dated on or about such date (together with (i), the “new supplemented base”). As a result, you should read this prospectus addendum together with the new supplemented base and the final pricing supplement, each of which will form part of the offering documents relating to your Securities.

The Toronto-Dominion Bank	TD Securities (USA) LLC

Prospectus Addendum dated June 19, 2019